                                                                   EXHIBIT 10.52

                                  AMENDMENT TO
                              GENUINE PARTS COMPANY
                      DIRECTORS' DEFERRED COMPENSATION PLAN

         This Amendment (the "Amendment") to the Genuine Parts Company Directors' Deferred Compensation Plan (the "Plan") is made and executed this 14 day of November, 2002.

         Pursuant to a resolution of the Compensation and Nominating Committee of the Company, in accordance with Section 7.01 of the Plan, the Plan is hereby amended as follows:

         1. SECTION 4.05(c) STOCK PAYMENT. One sentence shall be added at the end of Section 4.05(c), so that Section 4.05(c), as amended, shall read as follows:

         "If a participant so designates as provided in Section 4.04(i), distributions from the Stock Account may be distributed to the Participant in the form of Common Stock rather than cash. The shares of Common Stock distributable to Directors under the Plan must be previously issued and repurchased shares and may not be original issue shares. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be distributed under the Plan shall be 1,000,000, and once such limit has been reached, all further distributions from Participants' Stock Accounts shall be made only in cash."

         2. EFFECT OF AMENDMENT. As modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                  GENUINE PARTS COMPANY

                                  By: /s/ CAROL YANCEY
                                      ----------------------------
                                      Vice President and Secretary